Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-262528) of BioAtla, Inc., and
(2)
Registration Statement (Form S-8 Nos. 333-254673 and 333-251520) pertaining to the BIOATLA, INC. 2020 EQUITY INCENTIVE PLAN and the BIOATLA, INC. EMPLOYEE STOCK PURCHASE PLAN;

of our reports dated February 28, 2022, with respect to the consolidated financial statements of BioAtla, Inc. and the effectiveness of internal control over financial reporting of BioAtla, Inc. included in this Annual Report (Form 10-K) of BioAtla, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

San Diego, California

February 28, 2022